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                                                                     EXHIBIT 3.3


                                    BY-LAWS
                            PENNZOIL PRODUCTS COMPANY

                                   ARTICLE 1

                             STOCKHOLDERS' MEETINGS


                  Section 1. ANNUAL MEETING. The annual meeting of the stockholders shall be held at 10:00 a.m., Houston time on the fourth Thursday in April in each year at the principal office of the Corporation or at such other date, time or place as may be designated by resolution of the Board of Directors.

                  Section 2. SPECIAL MEETINGS. Subject to the provisions of the Certificate of Incorporation (the "Certificate"), special meetings of the stockholders may be called only by the Chairman of the Board of Directors, the President, or by the Board of Directors pursuant to a resolution adopted by a majority of the then-authorized number of directors.

                  Section 3. NOTICE. Notice of all meetings of the stockholders shall be given by mailing to each stockholder, at least ten days, or such greater number of days as shall be required by law, before said meeting, at his last known address, a written or printed notice fixing the time and place of such meeting.

                  Section 4. QUORUM. The presence in person or by proxy of the holders of a majority of the voting power of the then-outstanding shares of Voting Stock (as defined in the Certificate) on the record date, as herein determined, shall constitute a quorum at all meetings of stockholders for the transaction of any business, but, in the absence of a quorum, the holders of a smaller number of shares of Voting Stock may adjourn a meeting from time to time, without further notice (unless otherwise required herein or by law), until a quorum is secured. Unless otherwise provided in the Certificate, at each annual or special meeting of stockholders, each stockholder shall be entitled to one vote, either in person or by proxy, for each share of Common Stock registered in the stockholder's name on the books of the Corporation on the record date for any such meeting as determined herein.

                  Section 5. ADJOURNMENT. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and, unless otherwise required by law and subject to the provisions hereof, notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 6. PROCEDURES. Meetings of stockholders shall be presided over by the Chairman of the Board or in his absence by the President, or in his absence by a Vice President, or

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in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

                  The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                  Section 7. PROXIES; REQUIRED VOTE. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation. At all meetings of stockholders for the election of directors plurality of the voting power of the Voting Stock present at the meeting shall be sufficient to elect. In the case of a matter submitted for action by the stockholders at the direction of the Board of Directors as to which a stockholder approval requirement is applicable under a rule or policy of a national stock exchange or any provision of the Internal Revenue Code, in each case for which no higher voting requirement is specified by law, the Certificate or these By-laws, the vote required for approval shall be the requisite vote specified in such rule or policy or Internal Revenue Code provision, as the case may be (or the highest such requirement if more than one is applicable). For approval of the appointment of independent public accountants (if submitted for a vote at the direction of the Board of Directors), the vote required for approval shall be a majority of the votes cast on the matter. All other elections and questions shall, unless otherwise provided by law, the


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Certificate or these By-laws, be decided by the vote of the holders of shares of stock having a majority of the voting power of the then-outstanding shares of Voting Stock.

                  Section 8. NOMINATIONS. Except for directors elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article V of the Certificate, or for directors otherwise elected pursuant to the provisions of Section C of Section VI of the Certificate, only individuals nominated for election to the Board of Directors pursuant to and in accordance with the provision of this Section 8 may be elected to and may serve upon the Board of Directors of the Corporation. Subject to the rights of holders of any series of Preferred Stock of the Corporation to elect directors under specified circumstances, nominations for the election of directors may be made only (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of record entitled to vote in the election of directors generally who complies with the procedures set forth in this Section 8. Subject to the foregoing, only a stockholder of record entitled to vote in the election of directors generally may nominate persons for election as a director at a meeting of stockholders and only if written notice of such stockholder's intent to make a nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation and has been received by the Secretary at the principal executive offices of the Corporation, (i) with respect to an election to be held at an annual meeting of stockholders not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder, in order to be timely, must be so received not later than the close of business on the tenth day following the day on which such notice of such meeting is first mailed by the Corporation to stockholders or public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first mailed by the Corporation to stockholders or public disclosure of the date and purpose of such special meeting was made, whichever first occurs. In no event shall the public disclosure of an adjournment or postponement of a meeting commence a new time period for the giving of a stockholder's notice as described above.

                  To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person and
(iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the number of shares of each class or series of capital stock of the Corporation that are owned beneficially or of record by such stockholder, (iii) a


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description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of the directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. To be effective, such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

                  The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions hereof and, if he should so determine, he shall declare to the meeting that such nomination was not properly brought before the meeting and shall not be considered.

                  Notwithstanding anything in the first paragraph of this
Section 8 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public disclosure by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public disclosure is first made by the Corporation.

                  Nothing in this Section 8 shall be interpreted or construed to require the inclusion of information about any such nominee in any proxy statement distributed by, at the direction of, or on behalf of the Board or the Corporation.

                  For purposes of this Section 8 and Section 9 of these by-laws, "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire, Bloomberg or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  Section 9. PROPER BUSINESS. At a meeting of the stockholders, only such business shall be conducted as shall be a proper subject for the meeting and shall have been properly brought before the meeting. To be properly brought before a meeting, business must (a) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise be properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise (i) be properly requested to be brought before the meeting by a stockholder of record entitled to vote in the election of directors generally, in compliance with the provisions of this


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Section 9; and (ii) constitute a proper subject to be brought before such meeting. For business to be properly brought before a meeting of stockholders, any stockholder who intends to bring any matter (other than the election of directors) before a meeting of stockholders and is entitled to vote on such matter must deliver written notice of such stockholder's intent to bring such matter before the meeting of stockholders, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation. Such notice must be received by the Secretary, with respect to an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder, in order to be timely, must be so received not later than the close of business on the tenth day following the day on which such notice of such meeting is first mailed by the Corporation to stockholders or public disclosure (as defined in Section 8) of the date of the annual meeting was made, whichever first occurs. In no event shall the public disclosure of an adjournment of a meeting commence a new time period for the giving of a stockholder's notice as described above.

                  To be in proper written form, a stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting of stockholders (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting (which, in case the proposal is for any alteration, amendment, rescission or repeal of these By-laws, shall include the text of the resolution which will be proposed to implement the same), (b) the name and record address of the stockholder proposing such business, (c) the number of shares of each class or series of capital stock of the Corporation that are owned beneficially or of record by such stockholder, (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (e) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. No business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Section 9.

                  The chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that (i) the business proposed to be brought before a meeting is not a proper subject therefor and/or (ii) such business was not properly brought before the meeting in accordance with the provisions hereof and, if he should so determine, he shall declare to the meeting that (i) the business proposed to be brought before a meeting is not a proper subject therefor and/or (ii) such business was not properly brought before the meeting and shall not be transacted.

                  Nothing in this Section 9 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of the Board or the Corporation.


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                  Section 10. STOCKHOLDER LIST. The Secretary shall cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

                  Section 11. PROPER BUSINESS - SPECIAL MEETING. At any special meeting of stockholders, only such business shall be conducted as shall have been stated in the notice of such meeting.

                  Section 12. INSPECTORS OF ELECTION. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.

                  The inspector or inspectors so appointed or designated shall
(i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.


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                                   ARTICLE 2

                                   DIRECTORS

                  Section 1. MANAGEMENT. The affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors.

                  Section 2. NUMBER. The authorized number of directors that shall constitute the Board of Directors shall be fixed from time to time by or pursuant to a resolution passed by a majority of the Board within the parameters set by the Certificate.

                  Section 3. QUALIFICATION. Except as provided in these By-laws or as otherwise required by law, there shall be no qualifications for directors of the Corporation.

                  Section 4. MEETINGS. The Board of Directors shall meet at the principal office of the Corporation or elsewhere in its discretion at such times to be determined by a majority of its members, or at the call of the Chairman of the Board or the President.

                  Section 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or by the President, and shall be called upon the written request of a majority of the then-authorized number of directors.

                  Section 6. QUORUM. Unless otherwise provided by law, a majority of the directors elected and qualified shall be necessary to constitute a quorum for the transaction of business at any meeting of the Board of Directors.

                  Section 7. NOTICE. Written notice of any special meeting of the Board of Directors, and of any change in the time or place of any regular meeting of the Board of Directors, shall be given to each director addressed or directed to him at his residence or usual place of business, by telegram, cablegram, facsimile transmission or other means of electronic transmission, or shall be given to him personally or by telephone, not later than the day before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purpose or purposes for which the meeting is called, unless otherwise required by statute.

                  Section 8. VACANCIES. Subject to the provisions of the Certificate, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum. Any director elected pursuant hereto shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred, and until such director's successor shall have been elected and qualified.


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                  Section 9.  REMOVAL.  The Board of Directors may at any time remove, with or without cause, any member of any Committee appointed by it or any officer elected by it and may appoint or elect his successor.


                                   ARTICLE 3

                      COMMITTEES OF THE BOARD OF DIRECTORS

                  Section 1.  EXECUTIVE COMMITTEE.

                  (A) COMPOSITION. The Executive Committee shall be composed of at least two members who shall be selected by the Board of Directors from its own members and who shall hold office at the pleasure of the Board.

                  (B) POWERS. The Executive Committee shall have and may exercise, to the fullest extent permitted by law, all the powers of the Board of Directors when it is not in session in the management of the business and affairs of the Corporation to transact all business for and on behalf of the Corporation that may be brought before it.

                  (C) MEETINGS. The Executive Committee shall meet at the principal office of the Corporation or elsewhere in its discretion at such times to be determined by a majority of its members. A majority of its members shall be necessary to constitute a quorum for the transaction of business. Special meetings of the Executive Committee may be held at any time when a quorum is present.

                  (D) MINUTES. Minutes of each meeting of the Executive Committee shall be kept and submitted to the Board of Directors at its next meeting.

                  Section 2.  OTHER COMMITTEES.

                  The Board of Directors may, by resolutions adopted by a majority of the entire Board, designate one or more of its members to constitute any other committee or committees with such powers, duties, responsibilities and term of existence as the Board of Directors shall determine.

                  Section 3. ABSENCE OR DISQUALIFICATION OF ANY MEMBER OF A COMMITTEE. In the absence or disqualification of any member of any Committee created under Article 3 of the By-laws of this Corporation, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.


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                                   ARTICLE 4

                                    OFFICERS

                  Section 1. The officers of the Corporation shall consist of a Chairman of the Board, President, Secretary, Treasurer and such Executive, Group, Senior or other Vice Presidents, and other officers as may be elected or appointed by the Board of Directors. Any number of offices may be held by the same person. All officers shall hold office until their successors are elected or appointed, except that the Board of Directors may remove any officer at any time at its discretion.

                  Section 2. The officers of the Corporation shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The Chairman of the Board shall be the chief executive officer of the Corporation and shall have general supervision over the business, affairs, and property of the Corporation and over its several officers, and shall preside at meetings of the Board and at meetings of the stockholders. The President shall be the chief operating officer of the Corporation and shall have such duties as may be assigned to him by the Board of Directors.

                                   ARTICLE 5

                          STOCK AND STOCK CERTIFICATES

                  Section 1. TRANSFER. Shares of stock shall be transferable on the books of the Corporation, and a transfer book shall be kept in which all transfers of stock shall be recorded.

                  Section 2. CERTIFICATES. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Corporation. The corporate seal affixed thereto, and any of or all the signatures on the certificate, may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

                  Section 3. RECORD DATE. The Board of Directors is authorized to fix in advance a record date for the determination of the stockholders entitled to notice of, and to vote at any meeting of stockholders and any adjournment, or entitled to receive payment of any dividend, or to any allotment of, or to exercise any rights in respect of any change, conversion or exchange of capital stock, which record date shall not, unless otherwise required by law, be more than 60 nor less than 10 days preceding the date of any meeting of stockholders nor more than 60 days preceding the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect.


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                                   ARTICLE 6

                                      SEAL

                The corporate seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

                                   ARTICLE 7

                                  FISCAL YEAR

                 The fiscal year of the Corporation shall be the calendar year.

                                   ARTICLE 8

              COMPENSATION OF DIRECTORS AND MEMBERS OF COMMITTEES

                  Directors of the Corporation, other than salaried officers of the Corporation, shall be paid such reasonable fees for their services and for attending meetings of the Board of Directors or committees thereof as the Board of Directors may from time to time determine. Directors may be employed by the Corporation for such special services as the Board of Directors may from time to time determine and shall be paid for such special services so performed reasonable compensation as may be determined by the Board of Directors.

                                   Article 9

                                INDEMNIFICATION

                  SECTION 1. The Corporation shall indemnify, and advance Expenses to, each Indemnitee to the fullest extent permitted by applicable law in effect on March 23, 1998, and to such greater extent as applicable law may thereafter permit. The rights of an Indemnitee provided under the preceding sentence shall include, but not be limited to, the right to be indemnified to the fullest extent permitted by Section 145(b) of the Delaware General Corporation Law ("D.G.C.L.") in Proceedings by or in the right of the Corporation and to the fullest extent permitted by Section 145(a) of the D.G.C.L. in all other Proceedings.

                  SECTION 2. If an Indemnitee is, by reason of his Corporate Status, a witness in or a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If an Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Corporation shall indemnify such Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf relating

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to each Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter.

                  SECTION 3. An Indemnitee shall be advanced Expenses within 10 days after requesting them to the fullest extent permitted by Section 145(e) of the D.G.C.L.

                  SECTION 4. To obtain indemnification an Indemnitee shall submit to the Corporation a written request with such relevant information as is reasonably available to Indemnitee. The Secretary of the Corporation shall promptly advise the Board of Directors of such request.

                  SECTION 5. If there has been no Change of Control at the time the request for indemnification is sent, an Indemnitee's entitlement to indemnification shall be determined in accordance with Section 145(d) of the D.G.C.L. If entitlement to indemnification is to be determined by Independent Counsel, the Corporation shall furnish notice to the Indemnitee within 10 days after receipt of the request for indemnification, specifying the identity and address of Independent Counsel. The Indemnitee may, within 14 days after receipt of such written notice of selection, deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of the definition of Independent Counsel and the objection shall set forth with particularity the factual basis of such assertion. If there is an objection to the selection of Independent Counsel, either the Corporation or the Indemnitee may petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for a determination that the objection is without a reasonable basis and/or for the appointment of Independent Counsel selected by the Court.

                  SECTION 6. If there has been a Change of Control at the time the request for indemnification is sent, an Indemnitee's entitlement to indemnification shall be determined in a written opinion by Independent Counsel selected by the Indemnitee. The Indemnitee shall give the Corporation written notice advising of the identity and address of the Independent Counsel so selected. The Corporation may, within seven days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. The Indemnitee may, within 5 days after the receipt of such objection from the Corporation, submit the name of another Independent Counsel and the Corporation may, within seven days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. Any objection is subject to the limitations in Section 5. The Indemnitee may petition the Court of Chancery of the State of Delaware or any other Court of competent jurisdiction for a determination that the Corporation's objection to the first and/or second selection of Independent Counsel is without a reasonable basis and/or for the appointment as Independent Counsel of a person selected by the Court.

                  SECTION 7. If a Change of Control shall have occurred before the request for indemnification is sent by the Indemnitee, the Indemnitee shall be presumed (except as otherwise expressly provided in this Article) to be entitled to indemnification upon submission of a request for indemnification in accordance with Section 4 of this Article, and thereafter the Corporation shall

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have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used by Independent Counsel as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel convinces him by clear and convincing evidence that the presumption should not apply.

                  Except in the event that the determination of entitlement to indemnification is to be made by Independent Counsel, if the person or persons empowered under Section 5 or 6 of this Article to determine entitlement to indemnification shall not have made and furnished to the Indemnitee in writing a determination within 60 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification unless the Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by law. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article) of itself adversely affect the right of an Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

                  SECTION 8. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this Article and in any proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his selection until a Court has determined that such objection is without a reasonable basis.

                  SECTION 9. In the event that (i) a determination is made pursuant to Section 5 or 6 that an Indemnitee is not entitled to indemnification under this Article, (ii) advancement of Expenses is not timely made pursuant to Section 3 of this Article, (iii) Independent Counsel has not made and delivered a written opinion determining the request for indemnification (a) within 90 days after being appointed by the Court, or (b) within 90 days after objections to his selection have been overruled by the Court, or (c) within 90 days after the time for the Corporation or the Indemnitee to object to his selection, or (iv) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 5, 6 or 7 of this Article, the Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that the Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section shall be conducted in all respects as a de novo trial on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination.

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If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section, the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or deemed to have been made that the Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 9, or otherwise, unless the Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification, or such indemnification is prohibited by law.

                  The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 9 that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all provisions of this Article. In the event that an Indemnitee, pursuant to this
Section 9, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Article, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication, but only if he prevails therein. If it shall be determined in such judicial adjudication that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

                  SECTION 10. The rights of indemnification and to receive advancement of Expenses as provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee may at any time be entitled under applicable law, the Certificate, these By-laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Article or any provision thereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Article shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of his heirs, executors and administrators.

                  SECTION 11. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                  SECTION 12.  For purposes of this Article:

                  A "Change of Control", shall be deemed to have occurred if, after the Public Status Date, (1) there shall have occurred an event required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement; (2) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) shall have become the "beneficial owner" (as defined in Rule 13d-3 under the

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Exchange Act), directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation's then outstanding voting securities without prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (3) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

                  "Corporate Status" describes the status of a person who (a) is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, in each case which is controlled by the Corporation, or (b) is or was serving, at the written request of the Corporation or pursuant to an agreement in writing with the Corporation which request or agreement provides for indemnification under these By-laws, as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise not controlled by the Corporation, provided that if such written request or agreement referred to in this clause (b) provides for a lesser degree of indemnification by the Corporation than that provided pursuant to this Article 9, the provisions contained in or made pursuant to such written request or agreement shall govern. References above to "other enterprises" shall include employee benefit plans and references to "serving at the request of the Corporation" shall include any service as a director, officer or employee which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan or its participants or beneficiaries.

                  "Disinterested Director" means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by indemnitee.

                  "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

                  "Indemnitee" includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Section 1 or 2 of this Article by reason of his Corporate Status.

                  "Independent Counsel" means a law firm, or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years previous to

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his selection or appointment has been, retained to represent: (i) the
Corporation or the relevant Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.

                  "Matter" is a claim, a material issue, or a substantial request for relief.

                  "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee (a) pursuant to Section 9 of this Article to enforce his rights under this Article or (b) otherwise than pursuant to clause (a) of this sentence and not authorized by the Board of Directors.

                  "Public Status Date" shall mean the first date on which the Corporation has outstanding a class of equity securities registered under
Section 12 of the Exchange Act.

                  SECTION 13. Any communication required or permitted to the Corporation shall be addressed to the Secretary of the Corporation and any such communication to Indemnitee shall be addressed to his home address unless he specifies otherwise and shall be personally delivered or delivered by overnight mail delivery.

                                   ARTICLE 10

                             AMENDMENTS TO BY-LAWS

                  Subject to the provisions of the Certificate, and in addition to any affirmative vote required by law, any alteration, amendment, repeal or rescission (any "Change") of these By-laws occurring after the Public Status Date (as defined in Section 12 of Article 9) must be approved either (i) by the Board of Directors by the affirmative vote of at least a majority of the then-authorized number of directors or (ii) by the stockholders by the affirmative vote of the holders of at least 662/3% of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class.

                  Subject to the foregoing, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, repeal or rescind the By-laws of the Corporation.


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